Exhibit 4.1

NUMBER		UNITS
U-__________
SEE REVERSE FOR CERTAIN DEFINITIONS	ENERGY CLOUD I ACQUISITION CORPORATION Incorporated Under the Laws of the British Virgin Islands (Company No. 2071142)

CUSIP G303AW 109 ________________

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT,

EACH WHOLE WARRANT ENTITLING THE HOLDER TO PURCHASE
ONE ORDINARY SHARE

THIS CERTIFIES THAT _________________________________________________________________ is the owner of ___________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, no par value per share, of ENERGY CLOUD I ACQUISITION CORPORATION, a British Virgin Islands company (the “Company”), and one (1) warrant (the “Warrants”). Each Warrant entitles the holder to purchase one ordinary share for $11.50 per share (subject to adjustment). Each whole Warrant will become exercisable commencing on the later of (a) one year from the date of the final prospectus relating to the Company’s initial public offering (the “Final Prospectus”) or (b) the Company’s completion of an acquisition, share exchange, share reconstruction and amalgamation, contractual control arrangement or other similar business combination with one or more businesses or entities (a “Business Combination”) and will expire unless exercised before 5:00 p.m., New York City Time, five years after the completion by Company of an initial Business Combination (the “Expiration Date”), or earlier upon redemption. The ordinary shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) day after the date of the Final Prospectus, unless EF Hutton, division of Benchmark Investments, LLC determines that an earlier date is acceptable, subject to certain conditions described in the Final Prospectus. The terms of the Warrants are governed by a Warrant Agreement, dated as of [•], 2022, between the Company and Continental Stock Transfer & Trust Company, (the “Warrant Agent”), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of the Warrant Agreement is on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By		SEAL
	Authorized Signatory	2022	Transfer Agent

ENERGY CLOUD I ACQUISITION CORPORATION

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN –– ACT	Custodian

TEN ENT – as tenants by the entireties		(Cust)	(Minor)

JT TEN – as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)

Additional Abbreviations may also be used though not in the above list.

For value received,________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated:____________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

As more fully described, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [●], 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the ordinary shares sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by the date set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (such date being referred to herein as the “Last Date”), (ii) the Company redeems the ordinary shares sold in its initial public offering properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to redeem 100% of the ordinary shares if it does not consummate an initial business combination by the Last Date or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.